                                                                  Exhibit (C)(2)

I. Introduction
--------------------------------------------------------------------------------

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

A. Legg Mason's Engagement
--------------------------------------------------------------------------------

   [_] Legg Mason Wood Walker, Incorporated ("Legg Mason") has been engaged by the Independent Committee of the Board of Directors ("Board") of Dynamite Company ("Dynamite" or the "Company") to provide its opinion as to the fairness, from a financial point of view, to the holders of the Company's common stock (other than holders who are participants in the transaction, the "Rollover Shareholders") of the amount of consideration to be received by such holders in a proposal presented by Cadigan Investment Partners, Inc. and Gryphon Partners II L.P. (the "Investor Group").
       The Investor Group has proposed the following:

         . The purchase of 93.73% of the common stock of the Company for $7.75 per share in cash in a merger transaction (the "Transaction" or "Project Pulitzer").

         . The remaining 6.27% of the common stock of the Company (the "Rollover Shares") is owned by the Rollover Shareholders and will be converted to shares of the newly merged company in the Transaction.

   [_] This summary presentation is intended as an overview of our analysis of Dynamite. It is comprised of the following sections:

         .    Overview of the Transaction

         .    Valuation Analysis:

                  -   Comparable public company

                  -   Premium paid analysis

                  -   Comparable M&A transactions

                  -   Discounted cash flow analysis

                  -   Leveraged buyout analysis

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

A. Legg Mason's Engagement
--------------------------------------------------------------------------------

          In connection with our review of the proposed Transaction, we have assumed and relied upon the accuracy and completeness of all financial information supplied to us by or on behalf of the management of the Company, and all publicly available information, and management's assurance that they are unaware of any facts that would make the information provided to us misleading. We have not independently verified such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial projections (and the assumptions and bases thereof) provided to us, and we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future operating performance of Dynamite.

          Our work is necessarily based upon information made available to us by Company management and economic and other conditions and circumstances as of July 31, 2002. The analysis which Legg Mason performed was based on the most recent financial information provided by the management of the Company. It is understood that subsequent developments may affect our analysis, and that we have no obligation to update, reissue or reaffirm our analysis.

          This summary of information does not constitute an opinion and is provided for informational purposes only. We believe that our analysis should be considered as a whole, and that selecting portions of our analysis and of the factors considered by us, without considering all factors and analyses, could create a misleading view of the processes underlying our opinion. In our analysis, we made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company.

          Further, we are not making a recommendation to the shareholders as to whether or not they should vote for or against the Transaction or seek their statutory dissenters' rights in respect of the Transaction. Also, this analysis does not constitute a recommendation of the Transaction over any other alternative transaction (including the alternative not to effect the Transaction) that may be available to Dynamite.

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

B. Overview of Dynamite
--------------------------------------------------------------------------------

              [_] The investment community's view of Dynamite:

                            .   Inconsistent financial performer

                            .   Market has not validated business model

                            .   Size limits institutional involvement

                            .   Investor skepticism of K-12 public companies

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

B. Overview of Dynamite
--------------------------------------------------------------------------------

                              Dynamite Stock Price
                              (Trailing 12 Months)


                                [GRAPHIC OMITTED]

________________________
Note: Dotted line represents the Investor Group's proposed share purchase price of $7.75.

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

B. Overview of Dynamite
--------------------------------------------------------------------------------

                   Dynamite 60 Day Moving Average Stock Price
                              (Trailing 12 Months)



                                [GRAPHIC OMITTED]






------------------------
Note: Dotted line represents the Investor Group's proposed share purchase price of $7.75.

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

B. OVerview of Dynamite
-------------------------------------------------------------------------------

    [_] Based on a 12 month trading volume analysis, 93.1% of Dynamite shares have traded below $7.80.



    12 Month Trading Volume Analysis        3 Month Trading Volume Analysis




             [CHART OMITTED]                           [CHART OMITTED]





_______________

 Source: FactSet Research Systems.

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

B. Overview of Dynamite
--------------------------------------------------------------------------------

                    Historical and Projected Income Statement
                    -----------------------------------------
                                ($ in thousands)

          For the years ending June 30                                    TTM
                                                               2001A     3/31/02      2002P      2003P      2004P      2005P
                                                             ---------  ---------   ---------  ---------  ---------  ---------
          Sales                                              $147,952   $154,597    $155,862   $171,090   $185,218   $207,822

             School Operating Expenses                        129,786    134,506     135,775    150,277    160,211    178,868
                                                             ---------  ---------   ---------  ---------  ---------  ---------
          School Operating Profit                              18,166     20,091      20,086     20,814     25,007     28,954
             % of Sales                                          12.3%      13.0%       12.9%      12.2%      13.5%      13.9%

             G & A                                             11,004     11,879      11,733     12,786     13,891     15,587
             Minority Interest Expense & Other (Income)          (401)      (218)        (86)        96         96         96
                                                             ---------  ---------   ---------  ---------  ---------  ---------
          Operating Income                                      7,563      8,430       8,439      7,932     11,019     13,272
             % of Sales                                           5.1%       5.5%        5.4%       4.6%       5.9%       6.4%

             Net Interest Expense                               4,171      3,732       3,643      3,563      3,137      2,682
             Loss from Sale of Discontinued Operations              -          -           -          -        995          -
                                                             ---------  ---------   ---------  ---------  ---------  ---------
          Earnings Before Taxes                                 3,392      4,698       4,796      4,369      6,888     10,589

             Taxes                                              1,596      2,063       1,966      1,792      2,824      4,342
                                                             ---------  ---------   ---------  ---------  ---------  ---------
          Net Income                                            1,796      2,635       2,831      2,577      4,064      6,248
             % of Sales                                           1.2%       1.7%        1.8%       1.5%       2.2%       3.0%
             Preferred Stock Dividends                             81         82          82         82         82         82
             Cumulative Effect of Change in Accounting
             Principle                                             295          -           -          -          -          -
                                                             ---------  ---------   ---------  ---------  ---------  ---------

          Net Income Available to Common Shareholders        $  1,420   $  2,553    $  2,749   $  2,495   $  3,982   $  6,166

          Other Operating Data:
          --------------------------------------------------

          EBIT                                               $  7,563   $  8,430    $  8,439   $  7,932   $ 11,019   $ 13,272
             % of Sales                                           5.1%       5.5%        5.4%       4.6%       5.9%       6.4%

             Plus: Depreciation & Amortization                  7,061      6,519       6,076      7,322      8,114      9,728

          EBITDA                                             $ 14,624   $ 14,949    $ 14,516   $ 15,253   $ 19,133   $ 22,999
             % of Sales                                           9.9%       9.7%        9.3%       8.9%      10.3%      11.1%

          Number of Schools                                       169        174         174        187        201        214


                                                              2006P       2007P
                                                             ---------  --------
Sales                                                        $233,603   $260,590

   School Operating Expenses                                  198,979    220,157
                                                             ---------  ---------

School Operating Profit                                        34,624     40,432
   % of Sales                                                    14.8%      15.5%

   G & A                                                       17,520     19,544
   Minority Interest Expense & Other (Income)                      96         96
                                                             ---------  ---------

Operating Income                                               17,007     20,792
   % of Sales                                                     7.3%       8.0%

   Net Interest Expense                                         1,716        537
   Loss from Sale of Discontinued Operations                        -          -
                                                             ---------  ---------

Earnings Before Taxes                                          15,291     20,255

   Taxes                                                        6,269      8,305
                                                             ---------  ---------

Net Income                                                      9,022     11,951
   % of Sales                                                     3.9%       4.6%
   Preferred Stock Dividends                                       82         82
   Cumulative Effect of Change in Accounting
   Principle                                                        -          -
                                                             ---------  ---------

Net Income Available to Common Shareholders                  $  8,940   $ 11,869

Other Operating Data:
------------------------------------------------------

EBIT                                                         $ 17,007   $ 20,792
   % of Sales                                                     7.3%       8.0%

   Plus: Depreciation & Amortization                           11,381     13,186

EBITDA                                                       $ 28,388   $ 33,978
   % of Sales                                                    12.2%      23.0%

Number of Schools                                                 227        240

               __________________
               Note: 2002-2007 projected income statements provided by Company management.
               2004 EBIT and EBITDA exclude the loss from sale of discontinued operations.

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

C. OVERVIEW OF THE TRANSACTION
--------------------------------------------------------------------------------

[_] The Company has participated in two recent unsuccessful attempts to raise capital or merge with another entity.

          . In the spring of 2000, First Union was engaged to raise $20 million of equity financing for the Company.

                - The Company received two term sheets from First Union Capital and Leeds Weld, which were ultimately rejected.

          . In the summer of 2001, Knowledge Universe, a 29% holder of Dynamite stock, offered to divest Children's Discovery Centers of America (Nasdaq: CDCR) to Dynamite and merge the two companies. Management determined that the terms and time frame of the offer presented by Knowledge Universe were unacceptable and, as a result, terminated negotiations.

          . In the past year, the Company has also retained two non-exclusive financial advisors to assist it in pursuing strategic alternatives. To date, this effort has had no result.

                            Historical Balance Sheet
                            ------------------------
                                ($ in thousands)

                                                                        3/31/02
                                                                      ----------
          Assets
            Cash                                                       $  1,910
            Accounts Receivable                                           2,890
            Notes Receivable                                                235
            Prepaid Expenses                                              4,546
                                                                      ----------
              Current Assets                                              9,581
            Net Property, Plant and Equipment                            34,216
            Property, Plant and Equipment Held for Sale                   5,597
            Goodwill and Intangibles                                     49,620
            Other Assets                                                  4,155
                                                                      ----------
              Total Assets                                             $103,169
                                                                      ==========

          Liabilities and Shareholder's Equity
            Current Portion of Debt                                    $  3,780
            Cash Overdraft Liability                                      2,678
            Accounts Payable and Other Current Liabilities               18,041
                                                                      ----------
              Current Liabilities                                        24,499
            Long-Term Debt                                               26,519
            Long-Term Subordinated Debt                                  10,408
            Deferred Gain on Sale/Leaseback                                  34
            Deferred Taxes                                                  307
            Minority Interest in Consolidated Subsidiary                    223
                                                                      ----------
              Total Liabilities                                          61,990
          Stockholders' Equity
            Preferred Stock                                                   5
            Common Stock                                                      6
            Treasury Stock                                               (1,375)
            Additional Paid In Capital                                   41,312
            Retained Earnings                                             1,462
            Accumulated Other Comprehensive Loss                           (231)
                                                                      ----------
              Total Stockholder's Equity                                 41,179
                                                                      ----------
              Total Liabilities and Shareholder's Equity               $103,169
                                                                      ----------

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

C. Overview of the Transaction
--------------------------------------------------------------------------------

      [_] On April 9, 2002, the Investor Group presented the Special Committee with an offer to buy Dynamite for $8.00 per share. At the time, Dynamite had actual 12 months trailing revenues and EBITDA of $153.1MM and $15.1MM, respectively, and was forecasting fiscal 2002 revenues and EBITDA of $156.7MM and $15.7MM, respectively.

      [_] On May 15, 2002, Dynamite released its third quarter (quarter ended
          March 31, 2002) results, which were lower than the projections presented to the Investor Group. The 2002 EBITDA shortfall of 7.8%, depicted below, caused the Investor Group to renegotiate the price of the Transaction, finally arriving at a $7.75 per share price.

For the years ending June 30

                                          2002P                   %                    2003P                   %
                               ---------------------------                  ---------------------------
                                 Original       Revised        Variance       Original       Revised        Variance
                               ------------   ------------   ------------   ------------   ------------   ------------
Sales                            $ 156,745      $ 155,862        -0.6%        $ 168,149      $ 171,090          1.7%

Operating Income                     9,711          8,439       -13.1%            8,104          7,932         -2.1%

Net Income                           3,772          2,831       -25.0%            2,923          2,577        -11.8%

Other Operating Data:
-------------------------------

EBIT                             $   9,711      $   8,439       -13.1%        $   8,104      $   7,932         -2.1%

EBITDA                           $  15,741      $  14,516        -7.8%        $  14,674      $  15,253          3.9%

Number of Schools                      174            174         0.0%              189            187         -1.1%

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
C. Overview of the Transaction
--------------------------------------------------------------------------------

     The analyses included in this presentation assume the following information related to the proposed Transaction:

         [_] Recapitalization of Dynamite. The Investor Group proposes that
             Socrates Acquisition Corporation acquire 93.73% of the outstanding capital stock of the Company for $7.75 per share in a merger transaction. Dynamite's capital stock includes warrants and options that, based on the share price offered, are "in the money". Preferred shareholders would also receive $7.75 per share for each share of common stock on an "as converted" basis.

         [_] Certain members of the management team would be invited to invest on a tax-efficient basis in Socrates Acquisition Corporation. In conjunction with the recapitalization of the Company, the Rollover Shares, 6.27% of the Company, will be converted to shares of the newly merged company in the Transaction.

         [_] Financing. The Investor Group has received a signed financing letter from BNP Paribas to provide senior debt and mezzanine financing. This letter of indication together with the equity investment from the Investor Group would provide sufficient capital to complete the acquisition. The proposed mix of debt and equity is as follows:

                          Sources and Uses (a)                                                             Implied Multiples
                          --------------------                                                             -----------------
                          ($ in millions)                                                                   ($ in millions)

                                                                                                       TTM         TTM       TTM
Sources                                Uses                                                          Revenues     EBITDA    EBIT
-----------------------------------    --------------------------                                    --------     ------    ----
          $  35.0 Senior debt          $   37.4 Existing debt
                                                                     Dynamite Parameters             $  154.60   $ 14.95   $ 8.43
              2.0 Revolving credit          1.7 Seller notes
             20.0 Subordinated debt        59.8 Equity               Proposed Purchase Price            109.30    109.30   109.30
              1.7 Seller notes              1.5 One time costs
             50.6 Equity                    8.9 Fees and expenses    Implied Dynamite Multiples            0.7x      7.3x    13.0x
----------------- -----------------    -------- -----------------
          $ 109.3 Total                   109.3 Total

           ------------------
           a) Sources and uses of equity include the Rollover Shares.


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

C. Overview of the Transaction
--------------------------------------------------------------------------------

                                 Summary of Terms
                                 ----------------

    Issuer:                      Dynamite

    Purchaser:                   Socrates Acquisition Corporation together with
                                 an investment group led by Cadigan Investment
                                 Partners, Inc, Gryphon Partners II, L.P. and including certain members of the management of Dynamite.

    Acquisition Consideration:   Cash

    Type of Offering:            Acquisition by Merger

    Size of Investment:          $109.3 million

    Purchase Price:              $7.75 per share common stock

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

II. Valuation Analysis
--------------------------------------------------------------------------------


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

A. Summary Analysis
--------------------------------------------------------------------------------

    We utilized several approaches to estimate the value of Dynamite, including:
    (i) Comparable Public Company Analysis; (ii) Comparable M&A Transactions Analysis; (iii) Premium Paid Analysis; (iv) Discounted Cash Flow ("DCF") Analysis; and (v) Leveraged Buyout ("LBO") Analysis.

    In this section, we discuss each analysis individually and derive implied share prices for Dynamite based on each analysis.

                           Summary Valuation Analysis
                           --------------------------

        ---------------------------------------------------------
          Analysis                     Implied Per Share Range
          --------                     -----------------------

          Comparable Public Company      ($3.29)  -  $ 2.43
          Premium Paid Analysis          $ 7.00   -  $ 7.32
          Comparable M&A Transactions    $ 7.38   -  $14.05
          Discounted Cash Flow           $10.78   -  $16.25
          Leveraged Buyout Analsis       $ 5.74   -  $ 7.85

        ---------------------------------------------------------

________________

    Note: In each valuation analysis we assumed that the diluted number of shares outstanding equals 7,710,779. We derived this figure by adding the following numbers of shares: common stock of 6,322,316, preferred stock on an as-converted basis of 1,191,924 and shares assumed issued under the Treasury method of 196,539.

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

B. Comparable Public Company Analysis
--------------------------------------------------------------------------------

         [_] A comparable public company analysis reviews, analyzes and compares publicly available financial data and stock market performance data of publicly traded companies in the same or similar industries as the Company. We compared the performance of these selected public companies and their implied multiples to Dynamite's financial results. This analysis illustrates how financial markets may value businesses in the same economic and market environment based on varying financial performance.

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B. Comparable Public Company Analysis
--------------------------------------------------------------------------------

     [_] We reviewed five publicly traded K-12 education companies that we considered most comparable to Dynamite.

          . We eliminated one potential comparable public company -- Sylvan Learning Systems, Inc. (Nasdaq: SLVN) -- because more than half of its revenues are derived from services not offered by Dynamite and therefore have different valuation characteristics (63% of Sylvan's revenue is derived from its postsecondary assets).

          . Of the four remaining companies, New Horizons Kids Quest, Inc. (OTC: KIDQ.PK) is significantly smaller than Dynamite and was therefore eliminated.

          . While we determined that Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM), Childtime Learning Centers, Inc. (Nasdaq: CTIM) and Edison Schools, Inc. (Nasdaq: EDSN) were the most appropriate comparable public companies, there is no direct public comparable company for Dynamite.

     [_] The closest public comparable company is Childtime Learning Centers, Inc. (Nasdaq: CTIM). This company, like Dynamite, is characterized by:

          .  Lack of research analyst coverage

          .  Low trading volume

          .  Market capitalization below $100 million

          . Announcement of organizational changes and the pursuit of strategic alternatives

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

B. Comparable Public Company Analysis
--------------------------------------------------------------------------------

          [_] The chart below demonstrates selected financial and investment characteristics of the comparable group of public companies that we factored into our analysis.

          [_] The data in this analysis is compromised by the lack of a clear comparable public company universe. For example, Bright Horizons Family Solutions, Inc., a solid and consistent financial performer with broad analyst coverage, is the only comparable public company that yields an EBITDA multiple. The lack of ample data points thus skews the mean and median calculations toward the high end.

                                              # of Firms                                   One year       Two Year     No. of
                                              Providing            Debt/                   Earnings       Earnings      Float
Company                                    Analyst Coverage       Equity        Beta        Growth         Growth      Shares
--------------------------------------     ----------------       ------        ----        ------         ------      ------
Bright Horizons Family Solutions, Inc.              7               0.91  %     1.11         25.13%        20.59%      11.56MM
Childtime Learning Centers, Inc.                    0              15.71        0.61       (151.31)           NA        1.69
Edison Schools, Inc.                               11              19.88        0.72         (2.19)           NA       41.46

-------------------------------------------------------------------------------------------------------------------------------
Dynamite Company                                   0               98.87  %     0.88        (40.73)%        (3.03)%     4.23MM
-------------------------------------------------------------------------------------------------------------------------------

                                                        Daily Volume
                                                        Shares Traded
                                              Float       Three Mo.     Market
Company                                         %          Average        Cap.
--------------------------------------          -          -------        ----
Bright Horizons Family Solutions, Inc.        93.45%        49,200     $361.35MM
Childtime Learning Centers, Inc.              32.34          2,045       10.45
Edison Schools, Inc.                          77.04      1,020,000       52.74

---------------------------------------------------------------------------------
Dynamite Company                              64.63%         8,455      $39.27MM
---------------------------------------------------------------------------------

------------------------------------

Note: Earnings are adjusted to exclude restructuring and one-time expenses.

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
B.   Comparable Public Company Analysis
--------------------------------------------------------------------------------

         Summary Comparison of Operating and Valuation Data for Selected
         ---------------------------------------------------------------
                  Companies within the K-12 Education Industry
                  --------------------------------------------
                     ($ in millions, except per share data)

                                                                         Diluted
                                                 Closing    % of 52     Equity Mkt.  Enterprise
Symbol  Company                                   Price     Week High     Cap.        Value
------ --------------------------------------- ----------- ----------- ------------ ------------
                                                07/31/02               (millions)
 BFAM  Bright Horizons Family Solutions, Inc.   $ 27.40       82.8%     $ 361.3       $ 346.8
 CTIM  Childtime Learning Centers, Inc.            2.00       22.1         10.5          12.4
 EDSN  Edison Schools, Inc.                        0.98        4.7         52.7          66.2

------------------------------------------------------------------------------------------------
Mean                                                          36.5%     $ 141.5       $ 141.8
Childtime Learning Center, Inc                                22.1         10.5          12.4
================================================================================================

------------------------------------------------------------------------------------------------
           Dynamite                             $  6.00       66.7%     $  39.3       $  78.1
------------------------------------------------------------------------------------------------

                                                     Enterprise Value as a Multiple of:            Average
                                                ------------------------------------------------
                                                   TTM       TTM      TTM        2002E    2002E   LT Growth
Symbol  Company                                 Revenues    EBITDA    EBIT     Revenues   EBITDA     Rate
------ ---------------------------------------- --------- --------- --------- --------- --------  ----------
 BFAM  Bright Horizons Family Solutions, Inc.      1.0 x    11.1 x   16.1 x     0.8 x      9.5 x     23.3%
 CTIM  Childtime Learning Centers, Inc.            0.1       3.8      NMF        NA         NA         NA
 EDSN  Edison Schools, Inc.                        0.2       NMF      NMF       0.1        7.7       28.8


------------------------------------------------------------------------------------------------------------
Mean                                               0.4 x     7.5 x   16.1 x     0.5 x      8.6 x     26.0%
Childtime Learning Center, Inc.                    0.1        3.8      NMF        NA        NA         NA
============================================================================================================

------------------------------------------------------------------------------------------------------------
           Dynamite                                0.5 x      5.2 x    9.3 x     0.5 x     5.2 x       NA
------------------------------------------------------------------------------------------------------------

Sources: Consensus estimates, company filings, company press releases and Legg Mason research.
TTM - Trailing twelve months.
Enterprise Value is equal to Diluted Equity Market Cap. plus Total Debt less Cash & Equivalents.

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

B. Comparable Public Company Analysis
--------------------------------------------------------------------------------

    Summary Comparison of Operating and Valuation Data for Selected Companies
    -------------------------------------------------------------------------
                       within the K-12 Education Industry
                       ----------------------------------
                     ($ in millions, except per share data)

                                                                                Trailing Twelve Months (TTM)
                                                  -----------------------------------------------------------------------------
                                                            Gross    Gross              EBITDA             EBIT
Symbol   Company                                  Revenue   Profit   Margin    EBITDA   Margin   EBIT     Margin    Net Income
-------  -------------------------------------    -------   ------   ------    ------   ------   ----     ------    ----------
BFAM     Bright Horizons Family Solutions, Inc.    $358.6    $52.8    14.7 %    $31.3    8.7 % $ 21.6      6.0 %     $  12.5
CTIM     Childtime Learning Centers, Inc.           142.4     13.2     9.3        3.2    2.3     (1.6)     Neg.         (1.4)
EDSN     Edison Schools, Inc.                       429.1     47.4    11.0       (9.6)   Neg.   (45.6)     Neg.        (51.4)

-------------------------------------------------------------------------------------------------------------------------------
Mean                                               $310.0    $37.8    11.7 %    $ 8.3    5.5 %  ($8.6)     6.0 %      ($13.4)
Childtime Learning Centers, Inc.                    142.4     13.2     9.3        3.2    2.3     (1.6)     Neg.         (1.4)

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Dynamite                                  $154.6    $20.1    13.0 %    $14.9    9.7 % $  8.4      5.5 %     $   2.6
-------------------------------------------------------------------------------------------------------------------------------

                                                  -----------------------------------------------------
                                                   Net Income               2002E      2002E      2002E
Symbol   Company                                     Margin       EPS      Revenue     EBITDA      EPS
-------  -------------------------------------       ------       ---      -------     ------      ---
BFAM     Bright Horizons Family Solutions, Inc.        3.5 %   $  1.00      $415.3      $36.5    $ 1.18
CTIM     Childtime Learning Centers, Inc.              Neg.      (0.26)         NA         NA        NA
EDSN     Edison Schools, Inc.                          Neg.      (0.87)      548.0        8.6     (0.71)

---------------------------------------------------------------------------------------------------------
Mean                                                   3.5 %    ($0.04)     $481.7      $22.5    $ 0.23
Childtime Learning Centers, Inc.                       Neg.      (0.26)         NA         NA      0.23

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
         Dynamite                                      1.7 %   $  0.33      $163.5      $14.9    $ 0.41
---------------------------------------------------------------------------------------------------------

Sources: Consensus estimates, company filings, company press releases and Legg Mason research.
TTM - Trailing twelve months.
Enterprise Value is equal to Diluted Equity Market Cap. plus Total Debt less Cash & Equivalents.
Financials are adjusted to exclude restructuring charges and one-time expenses.

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 LEGG   Investment                     19    Confidential - not for duplication.
MASON   Banking

B. Comparable Public Company Analysis
--------------------------------------------------------------------------------

   Summary Comparison of Operating and Valuation Data for Selected Companies
   -------------------------------------------------------------------------
                       within the K-12 Education Industry
                       ----------------------------------
                     ($ in millions, except per share data)

                                                   Total    Shareholders'    Book Value/     Total       Debt/
Symbol    Company                                 Assets        Equity          Share         Debt      Equity       Cash
-------   -------------------------------------- --------- --------------   ------------   --------    --------    --------
BFAM      Bright Horizons Family Solutions, Inc.  $ 164.2      $ 93.6         $ 7.10        $  0.9       0.9 %      $ 15.4
CTIM      Childtime Learning Centers, Inc.           74.1        43.5           8.32           6.8      15.7           4.9
EDSN      Edison Schools, Inc.                      413.6       295.4           5.49          58.7      19.9          45.3

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Mean                                              $ 217.3      $144.2         $ 6.97        $ 22.1      12.2 %      $ 21.8
Childtime Learning Centers, Inc.                     74.1        43.5           8.32           6.8      15.7           4.9
===========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
              Dynamite                            $ 103.2      $ 41.2         $ 6.29        $ 40.7      98.9 %      $  1.9
---------------------------------------------------------------------------------------------------------------------------

Sources: Consensus estimates, company filings, company press releases and Legg Mason research.
TTM - Trailing twelve months.
Enterprise Value is equal to Diluted Equity Market Cap. plus Total Debt less Cash & Equivalents.

[LOGO]
 LEGG Investment
MASON Banking                          20    Confidential - not for duplication.

B. Comparable Public Company Analysis
--------------------------------------------------------------------------------

 Comparison Multiples for Selected Companies within the K-12 Education Industry
 ------------------------------------------------------------------------------
                     ($ in millions, except per share data)

                                                         TTM        TTM       TTM
                                                      Revenues     EBITDA     EBIT
                                                      --------    -------   -------
     Dynamite Parameters                               $154.60    $ 14.95   $  8.43



     Enterprise Value Multiples
        Mean                                               0.4x       7.5x     16.1x
        Childtime Learning Centers, Inc.                   0.1        3.8       NMF

     Implied Dynamite Enterprise Value
        Mean                                           $ 62.27    $111.63   $135.59
        Childtime Learning Centers, Inc.                 13.45      57.54       NMF

     Implied Dynamite Equity Value
        Mean                                           $ 23.47    $ 72.84   $ 96.79
        Childtime Learning Centers, Inc.                (25.35)     18.74       NMF

     Implied Dynamite Share Price
        Mean                                           $  3.04    $  9.45   $ 12.55
        Childtime Learning Centers, Inc.                 (3.29)      2.43       NMF

__________________________________
Note: TTM data as of 3/31/02.
Net debt of $38.8MM for Dynamite was calculated using total cash and total debt from the Company's 3/31/02 10Q filing.

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

C. Premium Paid Analysis
--------------------------------------------------------------------------------

          [_] A premium paid analysis reviews and analyzes transactions and the resulting implied share prices, involving comparable public companies that have been acquired. By comparing a target's share price prior to the announcement date of the acquisition to the price at which it is acquired, a premium paid analysis determines what percentage of a premium or discount the acquiror paid.

          [_] We analyzed the same five public target acquisitions that we used in the comparable M&A transactions analysis (to follow in Section
               IID) to derive average and median percentage premiums paid on a one day, one week and one month prior to announcement date and compared these results to Dynamite's price on July 31, 2002.

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

C. Premium Paid Analysis
--------------------------------------------------------------------------------

                              Premium Paid Analysis
                              ---------------------





  Date         Date                                                                                              Price
  Ann.      Effective   Acquiror                                        Target                                    Paid
---------- ----------- ----------------------------------------------- ---------------------------------------- --------
   8/9/01    1/3/02    Kids Holdings, Inc. & Ameris Acquisition, Inc.   Children's Comprehensive Services, Inc.  $ 6.00
  9/24/98    4/1/99    Correctional Services Corp.                      Youth Services International, Inc.       $ 4.17
  4/27/98   7/27/98    Corporate Family Solutions, Inc.                 Bright Horizons, Inc.                    $29.33
  3/19/98   5/14/98    Chase Manhattan Corp./Chase Capital Partners     La Petite Academy, Inc.                      NA
  3/30/98    5/4/98    Knowledge Universe, LLC                          Children's Discovery Centers of America  $12.25
  10/3/96   2/13/97    Kohlberg Kravis Roberts & Co.                    KinderCare Learning Centers, Inc.        $19.00

                                            % Premium Prior to
           Price Prior to Announcement       Announcement Date
  Date     --------------------------- ----------------------------
  Ann.       1 Day   1 Week   1 Month   1 Day   1 Week   1 Month
---------- -------- -------- --------- ------- -------- ----------
   8/9/01   $ 4.29   $ 4.55    $ 5.00    39.9%    31.9%     20.0%
  9/24/98   $ 3.91   $ 3.63    $ 6.50     6.8%    15.1%      NMF
  4/27/98   $27.25   $28.00    $25.00     7.6%     4.8%     17.3%
  3/19/98       NA       NA        NA      NA       NA        NA
  3/30/98   $10.13   $10.50    $ 9.88    21.0%    16.7%     24.1%
  10/3/96   $16.13   $16.00    $15.00    17.8%    18.8%     26.7%

                            ---------------------------------------

                              Mean       18.6%    17.4%     22.0%
                             Median      17.8%    16.7%     22.0%

                            ---------------------------------------

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 LEGG  Investment
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

C. Premium Paid Analysis
--------------------------------------------------------------------------------

                              Premium Paid Analysis
                              ---------------------
 (Based on premium paid to stock price one day, one week and one month prior to announcement date)

                                           One Day      One Week      One Month
                                            Prior        Prior          Prior
                                         -----------  ------------  -------------
     % Premium
        Mean                                   18.6%         17.4%          22.0%
        Median                                 17.8%         16.7%          22.0%

     Implied Dynamite Share Price
        Mean                                  $7.12         $7.05          $7.32
        Median                                $7.07$         7.00          $7.32


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

D. Comparable M&A Transactions Analysis
--------------------------------------------------------------------------------

          [_] A comparable M&A transactions analysis reviews and analyzes similar transactions, and the resulting implied enterprise value multiples, involving companies in the same or similar industries as the Company. We utilized this analysis for Dynamite, and we analyzed the acquisitions of publicly traded and privately held targets and applied the range of multiples of these transactions to the financial results of Dynamite.

          [_] In this analysis, we identified six comparable transactions. Five of these transactions involved public targets of a similar or greater size than Dynamite and were operating in areas comparable to Dynamite.

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

D. Comparable M&A Transactions Analysis
--------------------------------------------------------------------------------

                    Comparable Transaction Implied Valuation
                    ----------------------------------------
                     ($ in millions, except per share data)

   Date   Date                                                                                 Enterprise
   Ann.   Effective   Acquiror                               Target                              Value      Equity Value   Revenue
--------- ---------   ------------------------------------   -------------------------------   ----------   ------------  ---------
  8/9/01   1/3/02     Kids Holdings, Inc. & Ameris           Children's Comprehensive          $   67.27      $  43.30    $ 133.17
                      Acquisition, Inc.                      Services, Inc.
 9/24/98   4/1/99     Correctional Services Corp.            Youth Services International,     $   67.05      $  34.85    $  84.81
                                                             Inc.
 4/27/98   7/27/98    Corporate Family Solutions, Inc.       Bright Horizons, Inc.             $  148.28      $ 162.93    $ 100.60
 3/19/98   5/14/98    Chase Manhattan Corp./Chase Capital    La Petite Academy, Inc.           $  283.00      $ 254.70    $ 300.00
                      Partners
 3/30/98   5/4/98     Knowledge Universe, LLC                Children's Discovery Centers of   $   84.98      $  82.62    $  93.02
                                                             America
 10/3/96   2/13/97    Kohlberg Kravis Roberts & Co.          KinderCare Learning Centers,      $  586.81      $ 433.99    $ 541.26
                                                               Inc.

                                            Company Valuation to:
   Date                                      TTM Financial Data
                                      -----------------------------------
   Ann.         EBITDA       EBIT       Revenue     EBITDA       EBIT
---------     ----------   --------   -----------------------------------
  8/9/01      $ 12.89      $  8.03       0.5x        5.2x          8.4x
 9/24/98      $  1.81       ($1.69)      0.8x        37.0x *       NMF
 4/27/98      $  5.69      $  3.26       1.5x        26.1x *      45.5x *
 3/19/98           NA           NA       0.9x          NA           NA
 3/30/98      $ 10.53      $  4.49       0.9x        8.1x         18.9x
 10/3/96      $ 85.93      $ 51.71       1.1x        6.8x         11.3x

                        -------------------------------------------------
                            Mean         1.0x        6.7x         12.9x
                          Median         0.9x        6.8x         11.3x
                        -------------------------------------------------

________________

     Note: Transactions denoted with an * have been excluded from mean and median calculations.

[LOGO]
 LEGG  Investment
MASON  Banking                         26    Confidential - not for duplication.

D. Comparable M&A Transactions Analysis
--------------------------------------------------------------------------------

    Comparison Multiples for Selected Transactions within the K-12 Education
    ------------------------------------------------------------------------
                                    Industry
                                    --------
                        (January 1, 1997 - July 30, 2002)

                                                            TTM          TTM        TTM
                                                          Revenues      EBITDA      EBIT
                                                         ----------    --------    ------
          Dynamite Parameters                             $154.60      $ 14.95     $  8.43

          Enterprise Value Multiples
             Mean                                            1.0x         6.7x       12.9x
             Median                                          0.9x         6.8x       11.3x

          Implied Dynamite Enterprise Value
             Mean                                         $147.15      $100.27     $108.68
             Median                                        143.54       102.08       95.67

          Implied Dynamite Equity Value
             Mean                                         $108.35      $ 61.47     $ 69.89
             Median                                        104.74        63.29       56.87

          Implied Dynamite Share Price
             Mean                                         $ 14.05      $  7.97     $  9.06
             Median                                         13.58         8.21        7.38

   -----------------
   Note: TTM data as of 3/31/02.

   The Corporate Family Solutions/Bright Horizons and the Correctional Services Corp./Youth Services International, Inc. transactions were excluded from the EBITDA, EBIT and Net Income multiples.

   Net debt of $38.8MM for Dynamite was calculated using total cash and total debt from the Company's 3/31/02 10Q filing.

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 LEGG  Investment
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                                       27    Confidential - not for duplication.

E. Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

          [_] A discounted cash flow analysis ("DCF") derives the value for a company that is equal to the present value of its future free cash flows plus the present value of the terminal value. A DCF valuation focuses on the future effects of existing business strategies on cash flows and deals specifically with a number of key factors, including revenue growth, profitability, reinvestment in fixed assets and working capital and the payment of all debt.

          [_] In order to derive the discount rate used in the DCF, we calculated the Company's weighted average cost of capital ("WACC"). WACC is the calculation of a firm's cost of capital that is determined by weighting each category of capital proportionately then adding them together. Included in the WACC calculation are all capital sources including: common stock, preferred stock, bonds, and any other long term debt.

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

E. Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                  Weighted Average Cost of Capital Calculation
                  --------------------------------------------

--------------------------------------------------- -----------------  -------------------------------------------------
       Capital Asset Pricing Model                     Cost of Equity                       Cost of Debt
--------------------------------------------------- -----------------  -------------------------------------------------
                                      Small and
                                       Specific                                                            After-Tax
Risk-Free               Market Risk    Company       Cost of        Equity        Cost of      Tax          Cost of
Rate/(1)/  Relevered    Premium/(3)/  Premium/(4)/  Equity/(5)/  Weighting/(6)/  Debt /(7)/  Rate/(8)/        Debt
 (R\\f\\)  Beta/(2)/  (R\\m\\-R\\f\\)   (R\\s\\)     (R\\e\\)                     (R\\d\\)      (T)      (R\\d\\+P\\r\\)
---------  ---------  --------------- -----------   -----------  --------------  ----------  --------    ---------------
  4.45%      0.79%          7.80%        4.63%        15.24%          49.10%        7.76%      41.00%          4.58%
                                                    -----------                                          ---------------
------------------  ---------------------
                               WACC
------------------  ---------------------
                    Weighted
                    Average
                     Cost of
    Debt             Capital   Rounded
Weighting/(9)/       (WACC)      WACC
                    (R\\c\\)   (R\\c\\)
---------------     --------   -------
   50.90%             9.81%     10.00%
                               -------



----------
1)   Represents the U.S. Government 10-year Treasury bond as of July 31, 2002.
2) Beta has been re-levered based on the derived debt and equity weightings for the Company.
3)   Source: Ibbotson Associates: Stocks, Bonds, Bills and Inflation: Yearbook
     2001.
4)   Source: Ibbotson Associates: Low capitalization size premium (10th decile).
5)   Derived through calculation of CAPM. Rf + Beta*(Rm - Rf) + Rs.
6) Estimated optimal capital structure based on the Company's capital structure.
7)   Provided by management.
8)   Average effective tax rate for the Company.
9) Derived from the average interest-bearing debt to total capital for the Company.

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

E. Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                     ($ in millions, except per share data)

A.   Projected Cash Flow
     -------------------
                                                  Year 1    Year 2      Year 3     Year 4     Year 5
     Ending June 30                                2003      2004        2005       2006       2007
                                                 --------   --------   --------   --------   --------
     EBITDA                                      $  15.25   $  19.13   $  23.00   $  28.39   $  33.98
     Less: Depreciation                              7.06       8.03       9.67      11.35      13.13
     Less: Amort. of Intangibles                     0.26       0.08       0.06       0.03       0.06
                                                 --------   --------   --------   --------   --------
     EBIT                                            7.93      11.02      13.27      17.01      20.79
     Less: Taxes                       41.0%         3.25       4.52       5.44       6.97       8.52
                                                 --------   --------   --------   --------   --------
           After Tax Income                          4.68       6.50       7.83      10.03      12.27

     Depreciation                                    7.06       8.03       9.67      11.35      13.13
     Amortization                                    0.26       0.08       0.06       0.03       0.06
     Cash provided by (used in)
     Working Capital                                 0.53       0.74       1.51       1.52       1.71
     Capital Expenditures                           (7.62)     (8.26)     (8.77)     (9.63)    (10.44)
                                                 --------   --------   --------   --------   --------
     Unlevered Cash Flow                             4.92       7.09      10.30      13.30      16.72
     Terminal Value                                                                            169.89
                                                 --------   --------   --------   --------   --------

     Total Cash Flow                             $   4.92   $   7.09   $  10.30   $  13.30   $ 186.62
                                                 ========   ========   ========   ========   ========

B.   Net Present Value Analysis
     --------------------------
     Discount Rate                   10.0%
     Exit Multiple of EBITDA          5.0

     -------------------------------------       -----------------------------------------
            Enterprise Value                                 Net Equity Value
     -------------------------------------       -----------------------------------------

     PV of Annual Cash Flow     $   37.54         Enterprise Value               $  143.03
     PV of Terminal Value          105.49         Cash                                2.00
                                ---------         Debt                              (39.44)
                                                                                 ---------
     Enterprise Value           $  143.03
                                =========
                                                  Net Equity Value               $  105.59
                                                                                 =========

C.   Enterprise Value Sensitivity Analysis
     -------------------------------------

        Discount                 Post 2007 EBITDA Multiple
                   ----------------------------------------------------
          Rate       3.0x       4.0x       5.0x       6.0x       7.0x
        --------   --------   --------   --------   --------   --------

         12.0%     $  93.16   $ 112.44   $ 131.72   $ 151.00   $ 170.28
         11.0%        96.90     117.07     137.23     157.40     177.56
         10.0%       100.84     121.93     143.03     164.13     185.23
          9.0%       104.98     127.07     149.15     171.23     193.32
          8.0%       109.35     132.47     155.60     178.72     201.85

D.   Implicit Transaction Multiples Sensitivity Analysis
     ---------------------------------------------------

     Enterprise Value / 2003 EBITDA

        Discount                 Post 2007 EBITDA Multiple
                   ----------------------------------------------------
          Rate       3.0x       4.0x       5.0x       6.0x       7.0x
        --------   --------   --------   --------   --------   --------

         12.0%       6.1x       7.4x       8.6x       9.9x      11.2x
         11.0%       6.4        7.7        9.0       10.3       11.6
         10.0%       6.6        8.0        9.4       10.8       12.1
          9.0%       6.9        8.3        9.8       11.2       12.7
          8.0%       7.2        8.7       10.2       11.7       13.2

     Enterprise Value / 2002 EBITDA

        Discount                 Post 2007 EBITDA Multiple
                   ----------------------------------------------------
          Rate       3.0x       4.0x       5.0x       6.0x       7.0x
        --------   --------   --------   --------   --------   --------

         12.0%       6.4x       7.7x       9.1x      10.4x      11.7x
         11.0%       6.7        8.1        9.5       10.8       12.2
         10.0%       6.9        8.4        9.9       11.3       12.8
          9.0%       7.2        8.8       10.3       11.8       13.3
          8.0%       7.5        9.1       10.7       12.3       13.9

     _____________

     Note: Discount rate derived from WACC calculation on page 29.

     Net debt of $37.4MM for Dynamite was calculated using Company projections for 6/30/02. Implied Dynamite share prices calculate equity value based on net debt of $38.8MM, which come from the Company's 3/31/02 10Q filing.

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

E. Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                      Discounted Cash Flow Analysis Summary
                      -------------------------------------
                     ($ in millions, except per share data)


                                                  Low         High
                                             ------------  ----------

          Implied Dynamite Enterprise Value    $ 121.93     $ 164.13


          Implied Dynamite Equity Value           83.14       125.33


          Implied Dynamite Share Price            10.78        16.25




-------------------
Note: Discount rate derived from WACC calculation.
Data does not assume a capital raise for the Company.
Data relies on Company projections.
Net debt of $38.8MM for Dynamite was calculated using total cash and total debt from the Company's 3/31/02 10Q filing.
Discounted Cash Flow Analysis utilized range of discount rates from 8.0% to 12.0% and a range of 2007 EBITDA multiples of 3.0x to 7.0x.

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

F. Leveraged Buyout Analysis
--------------------------------------------------------------------------------

     [_] A leveraged buyout analysis ("LBO") is a means of establishing the value of a company assuming that it was purchased by a financial buyer. An LBO analysis involves the acquisition or recapitalization of a company financed primarily by incurring debt that is serviced by the post-LBO operating cash flow of the company. We utilized the LBO analysis to value Dynamite.

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

F. Leveraged Buyout Analysis
--------------------------------------------------------------------------------

                     Leveraged Buyout Analysis - Scenario 1
                     --------------------------------------

Sources and Uses of Funds For Transaction:                 Interest
------------------------------------------
   Sources:                                                  Rate     Millions   Sources      Ownership
                                                          ---------- ---------- ----------   ------------
     Assumed Long-Term Debt                                 11.00%     $ 0.00        0.0%           0.0%
     Assumed Capitalized Leases                             11.00%       0.00        0.0%           0.0%
     Working Capital Revolver                                5.36%       0.00        0.0%           0.0%
     Senior Bank Financing                                   5.36%      37.00       44.6%           0.0%
     Senior Debentures                                       8.25%       0.00        0.0%           0.0%
     Subordinated Debt                                      12.00%      20.00       24.1%          12.7%
     Seller's Note                                           9.00%       0.00        0.0%           0.0%
     Excess Cash                                             2.00%       0.00        0.0%           0.0%
     New Preferred Stock                                     5.00%       0.00        0.0%           0.0%
     New Common Stock                                                   26.05       31.4%          87.3%
                                                                     ---------- ----------   ------------

                                         Total Sources:                $83.05      100.0%         100.0%
                                                                     ---------- ----------   ------------
Uses:                                                      Millions
                                                          ----------
     Cash Purchase Price                                    $32.68
     Existing Debt:
       Refinance Existing Long-Term Debt                     39.44
       Refinance Existing Deferred Taxes                      0.00
       Refinance Existing Capitalized Leases                  0.00
       Working Capital Revolver                               0.00
     Expansion Capital                                        0.00
     Increase Cash Balance to Min. Requirement                0.50
                                                          ----------
                   Total Consideration                       72.62
     Financing Fees                                           1.71
     Transaction Expenses                                     8.72
                                                          ----------
                             Total Uses:                    $83.05

     Summary Five Year IRR Analysis:                          Debt Retired:
     -------------------------------                          -------------
                                     EBITDA Multiple                                           5 Years     7 Years     10 Years
                                 ----------------------                                       ---------   ---------   ---------
                                  4.0x    5.0x    6.0x
                                 ------  ------  ------
     Equity Investors             33.0%   39.6%   45.1%       Senior Bank Financing             100.0%      100.0%      100.0%
     Subordinated Debt            22.0%   24.2%   26.3%       Subordinated Debt                  28.9%      100.0%      100.0%
                                                                                              ---------   ---------   ---------

                                                                             Total Debt          75.1%      100.0%      100.0%

                                 Interest Coverages:
                                 Ending June 30                 2002      2003       2004       2005       2006      2007
                                                              --------  --------   --------   --------   --------  --------
                                    EBITDA / Senior Interest     7.3 x    8.0 x      11.1 x     16.7 x     33.8 x     NMF
                                    EBITDA / Total Interest      3.3      3.5         4.6        6.1        8.8      14.7
                                    Senior Debt / EBITDA         2.5      2.3         1.6        0.9        0.3       NMF
                                    Total Debt / EBITDA          3.9      3.6         2.6        1.8        1.1       0.4

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

F. Leveraged Buyout Analysis
--------------------------------------------------------------------------------

                     Leveraged Buyout Analysis - Scenario 2
                     --------------------------------------

Sources and Uses of Funds For Transaction:           Interest
   Sources:                                            Rate     Millions     Sources     Ownership
                                                    ---------- ---------    ---------   -----------
     Assumed Long-Term Debt                           11.00%     $ 0.00        0.0%         0.0%
     Assumed Capitalized Leases                       11.00%       0.00        0.0%         0.0%
     Working Capital Revolver                          5.36%       0.00        0.0%         0.0%
     Senior Bank Financing                             5.36%      37.00       40.6%         0.0%
     Senior Debentures                                 8.25%       0.00        0.0%         0.0%
     Subordinated Debt                                12.00%      20.00       21.9%        10.0%
     Seller's Note                                     9.00%       0.00        0.0%         0.0%
     Excess Cash                                       2.00%       0.00        0.0%         0.0%
     New Preferred Stock                               5.00%       0.00        0.0%         0.0%
     New Common Stock                                             34.20       37.5%        90.0%
                                                               ---------   --------     --------

                                         Total Sources:         $ 91.20      100.0%       100.0%
                                                               ---------   --------     --------

 Uses:                                                 Millions
                                                      ----------
       Cash Purchase Price                              $40.83
       Existing Debt:
          Refinance Existing Long-Term Debt              39.44
          Refinance Existing Deferred Taxes               0.00
          Refinance Existing Capitalized Leases           0.00
          Working Capital Revolver                        0.00
       Expansion Capital                                  0.00
       Increase Cash Balance to Min. Requirement          0.50
                                                      --------
                       Total Consideration               80.77
       Financing Fees                                     1.71
       Transaction Expenses                               8.72
                                                      --------
                                  Total Uses:           $91.20

Summary Five Year IRR Analysis:                                       Debt Retired:
-------------------------------                                       -------------
                                        EBITDA Multiple                                           5 Years     7 Years       10 Years
                              ---------------------------------                                   -------     -------       --------
                                4.0x         5.0x        6.0x
                              ---------   ----------   --------
   Equity Investors             26.7%        33.0%       38.3%        Senior Bank Financing        100.0%      100.0%        100.0%
   Subordinated Debt            20.1%        22.0%       23.8%        Subordinated Debt             28.9%      100.0%        100.0%
                                                                                                 ---------   ---------     ---------

                                                                                  Total Debt        75.1%      100.0%        100.0%

                              Interest Coverages:
                              Ending June 30                  2002        2003        2004        2005         2006         2007
                                                             ------      ------      ------      ------       ------      ------

                                 EBITDA / Senior Interest     7.3 x       8.0 x       11.1 x      16.7 x       33.8 x       NMF
                                 EBITDA / Total Interest      3.3         3.5         4.6         6.1          8.8         14.7
                                 Senior Debt / EBITDA         2.5         2.3         1.6         0.9          0.3          NMF
                                 Total Debt / EBITDA          3.9         3.6         2.6         1.8          1.1          0.4

[LOGO]
 LEGG  Investment
MASON  Banking                         34    Confidential - not for duplication.

F. Leveraged Buyout Analysis
--------------------------------------------------------------------------------

                     Leveraged Buyout Analysis - Scenario 3
                     --------------------------------------

Sources and Uses of Funds For Transaction:          Interest
------------------------------------------
   Sources:                                           Rate      Millions      Sources     Ownership
                                                      ----      --------      -------     ---------
     Assumed Long-Term Debt                           11.00%     $  0.00        0.0%           0.0%
     Assumed Capitalized Leases                       11.00%        0.00        0.0%           0.0%
     Working Capital Revolver                          5.36%        0.00        0.0%           0.0%
     Senior Bank Financing                             5.36%       37.00       37.3%           0.0%
     Senior Debentures                                 8.25%        0.00        0.0%           0.0%
     Subordinated Debt                                12.00%       20.00       20.1%           8.2%
     Seller's Note                                     9.00%        0.00        0.0%           0.0%
     Excess Cash                                       2.00%        0.00        0.0%           0.0%
     New Preferred Stock                               5.00%        0.00        0.0%           0.0%
     New Common Stock                                              42.30       42.6%          91.8%
                                                                 -------      -----          -----
                               Total Sources:                    $ 99.30      100.0%         100.0%
                                                                 -------      -----          -----
 Uses:                                               Millions
                                                     --------
  Cash Purchase Price                                $  48.93
  Existing Debt:
    Refinance Existing Long-Term Debt                   39.44
    Refinance Existing Deferred Taxes                    0.00
    Refinance Existing Capitalized Leases                0.00
    Working Capital Revolver                             0.00
    Expansion Capital                                    0.00
  Increase Cash Balance to Min. Requirement              0.50
                                                     --------
                Total Consideration                     88.87
  Financing Fees                                         1.71
  Transaction Expenses                                   8.72
                                                     --------
                           Total Uses:               $  99.30

Summary Five Year IRR Analysis:                                     Debt Retired:
-------------------------------                                     -------------
                                        EBITDA Multiple                                          5 Years        7 Years     10 Years
                                        ---------------                                          -------        -------     --------
                                4.0x         5.0x       6.0x
                                ----         ----       ----
   Equity Investors             21.9%        28.0%      33.0%       Senior Bank Financing          100.0%        100.0%      100.0%
   Subordinated Debt            18.8%        20.4%      22.0%       Subordinated Debt               28.9%        100.0%      100.0%
                                                                                                   -----         -----       -----
                                                                                Total Debt          75.1%        100.0%      100.0%

                                Interest Coverages:
                                Ending June 30                   2002      2003        2004        2005       2006        2007
                                                                 ----      ----        ----        ----       ----        ----
                                   EBITDA / Senior Interest       7.3 x     8.0 x       11.1 x      16.7 x     33.8 x      NMF
                                   EBITDA / Total Interest        3.3       3.5         4.6         6.1        8.8         14.7
                                   Senior Debt / EBITDA           2.5       2.3         1.6         0.9        0.3         NMF
                                   Total Debt / EBITDA            3.9       3.6         2.6         1.8        1.1         0.4

[LOGO]
 LEGG  Investment
MASON  Banking                         35    Confidential - not for duplication.

F. Leveraged Buyout Analysis
--------------------------------------------------------------------------------

                        Leveraged Buyout Analysis Summary
                        ---------------------------------
                     ($ in millions, except per share data)

                                                          Scenario
                                                     1        2        3
                                                 -------- -------- --------
Implied Dynamite Enterprise Value                 $83.05   $91.20   $99.30

Implied Dynamite Equity Value                      44.25    52.40    60.50

Implied Dynamite Share Price                      $ 5.74   $ 6.80   $ 7.85


--------------------------
Note: Net debt of $38.8MM for Dynamite was calculated using total cash and total debt from the Company's 3/31/02 10Q filing.

         Scenario 1 assumes that at a 4.0x EBITDA multiple, there will be a 33.0% rate of return to equity investors and a 22.0% return to subordinated debt holders.

         Scenario 2 assumes that at a 5.0x EBITDA multiple, there will be a 33.0% rate of return to equity investors and a 22.0% return to subordinated debt holders.

         Scenario 3 assumes that at a 6.0x EBITDA multiple, there will be a 33.0% rate of return to equity investors and a 22.0% return to subordinated debt holders.

[LOGO]
 LEGG  Investment
MASON  Banking                         36    Confidential - not for duplication.

Addendum A - Legg Mason Fairness Opinion Letter
--------------------------------------------------------------------------------

[LOGO]
 LEGG  Investment
MASON  Banking                         37    Confidential - not for duplication.

--------------------------------------------------------------------------------
[LOGO]
 LEGG  Investment
MASON  Banking

                                    Findings
                               as Presented to the

                            Special Committee of the
                               Board of Directors
                                       of
                                    Dynamite

                                 August 5, 2002

                             Legg Mason Wood Walker
                                  Incorporated

                                              Proprietary - not for duplication.
--------------------------------------------------------------------------------

Table of Contents
--------------------------------------------------------------------------------

I.  Introduction

       A.  Legg Mason's Engagement

       B.  Overview of Dynamite

       C.  Overview of the Transaction

II. Valuation Analysis

       A.  Summary Analysis

       B.  Comparable Public Company Analysis

       C.  Premium Paid Analysis

       D.  Comparable M&A Transactions Analysis

       E.  Discounted Cash Flow Analysis

       F.  Leveraged Buyout Analysis

Addenda

       A.  Legg Mason Fairness Opinion Letter

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 LEGG  Investment
MASON  Banking                               Confidential - not for duplication.